UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 11, 2008

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Glades Road, Suite 420, Boca Raton, Florida 33434

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   877-801-0344

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 11, 2008 the Board of Directors of Lotus Pharmaceuticals, Inc. determined that the company's financial statements for the fiscal year ended December 31, 2006 and the periods ended March 31, 2007, June 30, 2007 and September 30, 2007 should no longer be relied upon. On October 9, 2006, we entered into a five-year loan agreement and a contract with Wu Lan Cha Bu Emergency Hospital (“Wu Lan”), whereby we agreed to lend to Wu Lan approximately $3,840,000 for the construction of a hospital ward in Inner Mongolia, China. In exchange therefor, Wu Lan agreed that we will be the exclusive provider for all medicines and disposable medical treatment apparatus to Wu Lan for a period of 20 years. In October 2006, our Chief Executive Officer, Mr. Liu, lent these funds to Wu Lan on our behalf. Accordingly, we entered into an assignment agreement whereby we assigned all of our rights, obligations, and receipts under the loan agreement to Mr. Liu, except for the rights to revenues from the sale of medical and disposable medical treatment apparatus which we retained. As compensation to Mr. Liu for accepting the assignment under the loan agreement including all of the risks and obligations and for Liu not accepting the rights to revenues from the sale of medical and disposable medical treatment apparatus which we retained, we agreed to pay Mr. Liu an aggregate of approximately $1,151,000 to be paid in five equal annual installments of approximately $230,000.

We initially recorded an expense for the payments to Mr. Liu as the periodic payments were made rather than recording a liability for the total amount upon execution of the agreement. Based upon comments from the Securities and Exchange Commission, we determined that we should have recorded an intangible asset and a corresponding related party liability. As a result of this determination to revise our accounting treatment for the transaction we determined to restate our financials for the fiscal year ended December 31, 2006 and the subsequent periods ended March 31, 2007, June 30, 2007 and September 30, 2007. In each of the periods being restated, the effect on the financial statements will generally be an increase in intangible assets and total assets, an increase in due to related parties, total current liabilities and total liabilities, as well as a decrease in general and administrative expenses and total operating expenses and increases in our net income and comprehensive income.

Mr. Adam Wasserman, CFO of Lotus Pharmaceuticals, Inc., has discussed these matters with Sherb & Co., LLP, the company's independent registered public accounting firm.

We will file amendments to our Annual Report on Form 10-KSB for the year ended December 31, 2006, Quarterly Report on Form 10-QSB for the period ended March 31, 2007, Quarterly Report on Form 10-QSB for the six months ended June 30, 2007, and Quarterly Report on Form 10-QSB for the nine months ended September 30, 2007 reflecting these restatements as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: February 13, 2008	By:	/s/ Adam C. Wasserman
Adam C. Wasserman, Chief Financial Officer